Exhibit No. 99

For Immediate Release

REGIS® REPORTS FOURTH QUARTER AND FULL YEAR 2019 OPERATING RESULTS AND ANNOUNCES ITS DECISION TO TRANSITION THE BALANCE OF ITS COMPANY-OWNED SALONS TO A FULLY FRANCHISED MODEL

The Company Recorded The Profitable Sale and Conversion Of 767 Company Owned Salons To Its Asset-Light Franchise Portfolio During The Full Year And 265 During the Quarter.

The Company Repurchased 2.6 million Shares, Or Approximately 6.5% Of Its Common Stock During The Quarter; For the Full Year, The Company Purchased 8.6 million Shares, Or 19.0% Of Its Common Stock.

The Company Announced Its Decision To Fully Convert Its Company Owned Salon Portfolio Into Its Capital-Light, High Growth and Technology Enabled Franchise Portfolio.

	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2019	2018 (1)	2019	2018 (1)
Consolidated Revenue	$248,190	$300,383	$1,069,039	$1,235,479
System-wide Sales (2)	$461,088	$473,216	$1,821,645	$1,892,702

System-wide Same-Store Sales Comps	(0.7)%	0.7%	(0.5)%	0.9%
System-wide Same-Store Sales Comps, excluding TBG mall locations (3)	—%	NA	(0.1)%	NA
Franchise Same-Store Sales Comps, excluding TBG mall locations (3)	0.1%	NA	0.3%	NA
Franchise Same-Store Sales Comps (4)	(1.3)%	0.8%	(0.7)%	2.1%
Company-owned Same-Store Sales Comps	(0.1)%	0.7%	(0.4)%	0.5%

Net (Loss) Income From Continuing Operations	$(5,265)	$5,499	$(20,122)	$59,621
Diluted (Loss) Earnings per Share From Continuing Operations	$(0.14)	$0.12	$(0.48)	$1.27
EBITDA (5)	$950	$23,881	$26,272	$5,321
as a percent of revenue	0.4%	8.0%	2.5%	0.4%

As Adjusted(6)
Consolidated Revenue, as Adjusted	$248,190	$300,383	$1,069,039	$1,233,418
Net Income, as Adjusted	$24,614	$8,968	$59,375	$22,713
Diluted Earnings per Share, as Adjusted	$0.62	$0.19	$1.38	$0.48
EBITDA, as Adjusted (5)	$39,390	$29,335	$122,295	$87,436
as a percent of revenue, as adjusted	15.9%	9.8%	11.4%	7.1%
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(1)	Amounts for fiscal year 2018 have been adjusted to account for the adoption of "ASC 606 - Revenue From Contracts with Customers."

(2)	System-wide sales represent total sales at franchise and company-owned locations, excluding TBG mall locations.

(3)	Same-store sales include salons that have been a franchise location for more than one year, therefore TBG mall locations are not included in 2018 same-store sales.

(4)	Franchise same-stores sales included North American TBG mall locations through June 27, 2019.

(5)	See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations" for a reconciliation of EBITDA to Adjusted EBITDA

(6)	See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, August 27, 2019 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating hair salons, today reported fourth quarter 2019 net loss from continuing operations of $5.3 million, or $0.14 per diluted share as compared to income of $5.5 million or $0.12 in the fourth quarter of 2018. The Company's reported results include $33.5 million of non-cash goodwill derecognition associated with the sale of 265 salons to franchisees and net $4.8 million of other discrete costs. Excluding discrete items, and the losses from discontinued operations, the Company reported fourth quarter 2019 adjusted net income of $24.6 million, or $0.62 per diluted share as compared to $9.0 million, or $0.19 per diluted share for the same period last year. The year-over-year increase in adjusted net income was driven primarily by the increase on the gain on salons sold to franchisees, excluding non-cash goodwill derecognition.
Total revenue in the quarter of $248.2 million decreased $52.2 million, or 17.4%, year-over-year driven primarily by the closure of a net 214 salons, the conversion of 767 company-owned salons to franchised locations over the past 12-month period, a reduction in product sales to TBG and a decline in company-owned same store sales of 10 bps. The negative company-owned same-store sales performance was the result of a 4.3% decline in year-over-year transactions, partially offset by a 4.2% increase in ticket.
Fourth quarter adjusted EBITDA of $39.4 million increased $10.1 million versus the same period last year. Excluding the $26.1 million and $2.2 million gain from the sale of company-owned salons during the current and prior year, respectively, adjusted EBITDA of $13.3 million was $13.8 million or 50.9% unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 767 company-owned salons that were profitably sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.
On a full year basis, adjusted EBITDA of $122.3 million increased $34.9 million versus the same period last year. Excluding the $70.0 million and $4.1 million gain from the sale of company-owned salons during the current and prior year, respectively, adjusted EBITDA of $52.3 million was $31.0 million or 37.2% unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 767 company-owned salons that were profitably sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.
Hugh Sawyer, President and Chief Executive Officer, commented, “After more than two years of carefully planned evolution we have identified and confirmed a compelling vision for Regis as a capital light, high growth, technology enabled franchise company.” Mr. Sawyer concluded, “Although the transition to a capital light franchise model will initially have a dilutive impact on the Company’s Adjusted EBITDA, we are convinced that a fully franchised business that generates a higher return on its capital will prove to be in the best long-term interests of our shareholders.”

The Company Announces Its Intent To Convert To A Fully Franchised Model
An important component of the Company’s multi-year transformation has been to convert its company-owned salons to a capital-light franchise platform where it is in the best economic interest of its shareholders. At the same time, the Company has continued to make strategic investments in key elements of the future state of its business through disruptive technology, differentiated marketing and advertising, industry leading stylist recruiting and training, enhanced supply chain capabilities, introduction of trend-driven merchandise and the establishment of core competencies needed to support the growth of the Company’s franchise portfolio.
Given the success to date of the Company’s effort to profitably sell and convert company-owned salons into its franchise portfolio, the Company has reached the decision to fully franchise its remaining company-owned portfolio of salons. In doing so, the Company anticipates that a fully franchised portfolio will drive the following benefits:

•	Improvement in the Company’s return on capital given the capital-light nature of the model

•	A more simple business model resulting in predictable operating cash flow and providing a platform for sustainable organic growth

•	Owners that are able to consistently deliver a better and more localized service experience to our customers

•	Franchise partners that are a source of the new ideas and services needed to continually refresh the Company’s brands

•
Franchising enables Regis to consolidate its disparate brands from more than 50 banners to five core brands: Supercuts®, SmartStyle®, Cost Cutters®, First Choice Haircutters® and Roosters®, a barber brand that the Company believes it can scale with our franchise orientation.

•	A fully franchised model will also support a modest number of company-owned salons to test new services, merchandise, operating concepts or technology.
The Company anticipates that it may require 18 to 24 months to complete its conversion to a fully franchised portfolio. The Company also noted that as of the end of fiscal 2019, approximately 1,300 company-owned salons, or approximately 48% of the remaining company-owned portfolio, are in various stages of negotiation to be purchased by new or existing franchisees.

Fourth Quarter Segment Results
Franchise

	Three Months Ended June 30,		Increase (Decrease)	Twelve Months Ended June 30,		Increase (Decrease)
(Dollars in millions) (1)	2019	2018 (2)		2019	2018 (2)

Revenue
Product	$11.6	$9.8	18.4%	$42.9	$34.6	24.0%
Product sold to TBG mall locations	0.5	6.2	(91.9)%	17.0	19.1	(11.0)%
Total product	$12.1	$16.0	(24.4)%	$59.9	$53.7	11.5%
Royalties and fees	26.0	20.9	24.2%	93.8	77.4	21.2%
Total Revenue	$38.1	$36.9	3.3%	$153.7	$131.1	17.2%

Franchise Same-Store Sales Comps, excluding TBG mall locations (3)	0.1%	NA		0.3%	NA
Franchise Same-Store Sales Comps (4)	(1.3)%	0.8%	(210) bps	(0.7)%	2.1%	(280) bps

EBITDA, as Adjusted	$10.6	$10.3	2.9%	$38.7	$36.0	7.5%
as a percent of revenue	27.9%	27.9%	(0) bps	25.2%	27.5%	(230) bps

Total Franchise Salons (5)	3,951	4,114	(4.0)%
as a percent of total Company-owned and Franchise salons	56.0%	50.9%
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(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have been recast to account for the adoption of "ASC 606 - Revenue From Contracts With Customers."

(3)	Same-store sales include salons that have been a franchise location for more than one year, therefore TBG is not included in 2018 same-store sales.

(4)	TBG mall locations same-store sales were included in Franchise same-stores sales until June 27, 2019.

(5)	As of June 27, 2019 TBG North American mall locations operate under a license agreement so they are excluded from salon count.

Fourth quarter Franchise revenue was $38.1 million, a $1.2 million, or 3.3% increase compared to the prior year quarter. Royalties and fees were $26.0 million, a $5.1 million, or 24.2% increase versus the same period last year driven primarily by increased franchise salon counts. Product sales to non-TBG mall locations were $11.6 million, a $1.8 million, or 18.4% increase versus the prior year primarily driven by the increase in franchise salon counts. These increases were partially offset by a $5.7 million decrease in product sales to TBG mall locations.
Franchise adjusted EBITDA of $10.6 million improved $0.3 million, or 2.9% year-over-year, primarily driven by the increase in salon counts, partially offset by planned strategic G&A investments to enhance the Company’s franchisor capabilities and to support the increased volume and cadence of transactions and conversions into the Franchise portfolio along with a decrease in margin dollars on products sold to franchisees.

Company-Owned Salons

	Three Months Ended June 30,		(Decrease) Increase	Twelve Months Ended June 30,		(Decrease) Increase
(Dollars in millions) (1)	2019	2018 (2)		2019	2018 (2)

Total Revenue, as Adjusted	$210.1	$263.5	(20.3)%	$915.4	$1,102.3	(17.0)%
Same-Store Sales Comps, as Adjusted	(0.1)%	0.7%	(80) bps	(0.4)%	0.3%	(70) bps
Year-over-Year Ticket change	4.2%	4.4%		4.3%	3.4%
Year-over-Year Transaction change (3)	(4.3)%	(3.7)%		(4.7)%	(3.1)%

EBITDA, as Adjusted	$22.4	$38.3	(41.4)%	$88.6	$127.1	(30.3)%
as a percent of revenue, as adjusted	10.7%	14.5%	(380) bps	9.7%	11.5%	(180) bps

Total Company-owned Salons	3,108	3,966	(21.6)%
as a percent of total Company-owned and Franchise salons	44.0%	49.1%
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(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2018 have recast to account for the adoption of "ASC 606 - Revenue From Contracts with Customers."

(3)	Defined as total transactions and is what the Company had historically referred to as Traffic.

Fourth quarter Company-owned salon revenue, as adjusted, decreased $53.4 million, or 20.3% versus the prior year to $210.1 million. The year-over-year decline in revenue was driven by the decrease of 767 salons profitably sold and converted to the Company’s asset-light franchise portfolio over the past 12 months and the closure of 133 unprofitable salons.
Fourth quarter adjusted EBITDA of $22.4 million declined 41.4% versus the same period last year driven primarily by elimination of EBITDA that had been generated in the prior year period from the 767 company-owned salons that were profitable sold and converted to the Company’s asset-light franchise portfolio over the past twelve months, state minimum wage increases, and the prior year inclusion of a one-time benefit from a settlement, partially offset by management initiatives.

Other Fourth Quarter Key Events

•	The Company repurchased 2.6 million common shares, which is 6.5% of its common stock, at an average price of $18.68 per share for a total of $48.3 million.

•	The Company sold and transferred 265 Company-owned salons to its asset-light franchise portfolio. The impact of these transactions is as follows:

	Three Months Ended June 30,			Twelve Months Ended June 30,
(Dollars in thousands)	2019	2018	(Decrease) Increase	2019	2018	(Decrease) Increase

Salons sold to franchisees (1)	265	145	120	767	1,582	(815)
Cash proceeds received	$40,168	$5,963	$34,205	$94,787	$11,582	$83,205

Gain on sale of venditions, excluding goodwill derecognition	$26,051	$2,171	$23,880	$69,973	$4,140	$65,833
Non-cash goodwill derecognition	(33,527)	(2,185)	(31,342)	(67,055)	(3,899)	(63,156)
(Loss) gain from sale of salon assets to franchisees, net	$(7,476)	$(14)	$(7,462)	$2,918	$241	$2,677

(1)
In October 2017, the Company sold substantially all of its mall-based salon business in North America, representing 858 salons, and substantially all of its International segment, representing approximately 250 salons in the UK, to The Beautiful Group (TBG).

Transformational Strategy Update
The Company continued to make progress during the quarter implementing elements of its transformational strategy which includes:

•	Reinvigorated Supercuts® creative approach to marketing by launching a new Supercuts® brand campaign

•	Partnership with Google to improve and streamline the salon discovery and customer booking experience

•
Launched Opensalon™, Regis' proprietary platform that allows customers to book salon services directly and enables customers to reserve and check-in for various salon services via mobile devices or desktops

Adoption of New Accounting Standard
On July 1, 2018, the Company adopted amended revenue recognition guidance. For comparability, the Company has adjusted prior reporting periods, including the quarter and year ended June 30, 2018. As a result, future financial statements will be comparable to the prior year results, but they will not be comparable to the financial results issued previously.
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.

Earnings Webcast
Regis Corporation will host a conference call via webcast discussing fourth quarter results today, August 27, 2019, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (888) 220-8474 and entering access code 5001949. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 5001949.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of June 30, 2019, the Company franchised, owned or held ownership interests in 7,145 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Andrew Lacko
952-918-4175
investorrelations@regiscorp.com

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our and our franchisee's ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of salons to franchisees; if our capital investments in improving technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; The Beautiful Group's ability to operate its salons successfully, as well as maintain adequate working capital; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share data)

	June 30, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$70,141	$110,399
Receivables, net	30,143	52,430
Inventories	77,322	79,363
Other current assets	33,216	47,867
Total current assets	210,822	290,059

Property and equipment, net	78,090	99,288
Goodwill	345,718	412,643
Other intangibles, net	8,761	10,557
Other assets	34,170	37,616
Long-term assets held for sale	5,276	6,572
Total assets	$682,837	$856,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,532	$57,738
Accrued expenses	80,751	100,716
Total current liabilities	128,283	158,454

Long-term debt, net	90,000	90,000
Long-term lease liability	28,910	—
Other noncurrent liabilities	111,399	121,843
Total liabilities	358,592	370,297

Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 36,869,249 and 45,258,571 common shares at June 30, 2019 and 2018, respectively	1,843	2,263
Additional paid-in capital	47,152	194,436
Accumulated other comprehensive income	9,342	9,656
Retained earnings	265,908	280,083
Total shareholders' equity	324,245	486,438
Total liabilities and shareholders' equity	$682,837	$856,735

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For The Three and Twelve Months Ended June 30, 2019 and 2018
(Dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Service	$169,584	$218,415	$749,660	$899,345
Product	52,612	61,039	225,618	258,740
Royalties and fees	25,994	20,929	93,761	77,394
	248,190	300,383	1,069,039	1,235,479
Operating expenses:
Cost of service	104,767	123,815	452,827	530,582
Cost of product	29,118	33,458	128,816	140,623
Site operating expenses	34,308	37,892	141,031	154,067
General and administrative	41,747	44,560	177,004	174,045
Rent	28,864	35,816	131,816	183,096
Depreciation and amortization	10,116	11,441	37,848	58,205
TBG Restructuring	1,105	—	21,816	—
Total operating expenses	250,025	286,982	1,091,158	1,240,618

Operating (loss) income	(1,835)	13,401	(22,119)	(5,139)

Other (expense) income:
Interest expense	(1,363)	(1,090)	(4,795)	(10,492)
(Loss) gain on sale of salon assets to franchisees	(7,476)	(14)	2,918	241
Interest income and other, net	276	1,265	1,729	5,199

(Loss) income from continuing operations before income taxes	(10,398)	13,562	(22,267)	(10,191)

Income tax (expense) benefit	5,133	(8,063)	2,145	69,812

(Loss) income from continuing operations	(5,265)	5,499	(20,122)	59,621

(Loss) income from discontinued operations, net of income taxes	(131)	(2,212)	5,896	(53,185)

Net (loss) income	$(5,396)	$3,287	$(14,226)	$6,436

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.14)	$0.12	$(0.48)	$1.28
(Loss) income from discontinued operations	—	(0.05)	0.14	(1.14)
Net (loss) income per share, basic (1)	$(0.14)	$0.07	$(0.34)	$0.14
Diluted:
(Loss) income from continuing operations	$(0.14)	$0.12	$(0.48)	$1.27
(Loss) income from discontinued operations	—	(0.05)	0.14	(1.13)
Net (loss) income per share, diluted (1)	$(0.14)	$0.07	$(0.34)	$0.14
Weighted average common and common equivalent shares outstanding:
Basic	38,618	46,014	41,829	46,517
Diluted	38,618	46,633	41,829	47,035

(1)    Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
Net (loss) income	$(5,396)	$3,287	$(14,226)	$6,436
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments during the period:
Foreign currency translation adjustments	791	(1,072)	185	(168)
Reclassification adjustments for losses included in net (loss) income	—	—	—	6,152
Net current period foreign currency translation adjustments	791	(1,072)	185	5,984
Recognition of deferred compensation	(499)	336	(499)	336
Other comprehensive (loss) income	292	(736)	(314)	6,320
Comprehensive (loss) income	$(5,104)	$2,551	$(14,540)	$12,756

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REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED STATEMENT OF CASH FLOW
(Dollars in thousands)

	Twelve Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$(14,226)	$6,436
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Non-cash impairment related to discontinued operations	306	38,826
Depreciation and amortization	33,261	39,433
Depreciation related to discontinued operations	—	3,738
Deferred income taxes	(9,812)	(80,241)
Gain on life insurance proceeds	—	(7,986)
Gain from sale of salon assets to franchisees, net	(2,918)	(241)
Non-cash TBG restructuring charge	21,008	—
Salon asset impairments	4,587	11,092
Accumulated other comprehensive income reclassification adjustments	—	6,152
Stock-based compensation	9,003	8,269
Amortization of debt discount and financing costs	275	4,080
Other non-cash items affecting earnings	(903)	(294)
Changes in operating assets and liabilities (1):
Receivables	(17,304)	(12,081)
Inventories	(8,492)	13,940
Income tax receivable	(703)	527
Other current assets	(783)	239
Other assets	(5,546)	(11,229)
Accounts payable	(5,836)	(1,103)
Accrued expenses	(20,158)	(10,940)
Other noncurrent liabilities	717	(6,027)
Net cash (used in) provided by operating activities	(17,524)	2,590
Cash flows from investing activities:
Capital expenditures	(31,616)	(29,571)
Capital expenditures related to discontinued operations	—	(1,171)
Proceeds from sale of salon assets to franchisees	94,787	11,582
Proceeds from company-owned life insurance policies	24,617	18,108
Net cash (used in) provided by investing activities	87,788	(1,052)
Cash flows from financing activities:
Borrowings on revolving credit facilities	—	90,000
Repayments of long-term debt	—	(124,230)
Repurchase of common stock	(152,661)	(24,798)
Proceeds from sale and lease back transactions	28,821	—
Sale and lease back transaction payments	(378)	—
Employee taxes paid for shares withheld	(2,477)	(2,413)
Settlement of equity awards	—	(794)
Net cash used in financing activities	(126,695)	(62,235)
Effect of exchange rate changes on cash and cash equivalents	35	(514)
Decrease in cash and cash equivalents	(56,396)	(61,211)
Cash and cash equivalents:
Beginning of year	148,775	208,634
Cash and cash equivalents included in current assets held for sale	—	1,352
Beginning of year, total cash and cash equivalents	148,775	209,986
End of year	$92,379	$148,775
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(1)	Changes in operating assets and liabilities exclude assets and liabilities sold or acquired.

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SYSTEM WIDE SAME-STORE SALES (1):

	For the Three Months Ended
	June 30, 2019			June 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	0.9%	(1.3)%	0.3%	0.8%	4.0%	1.7%
Supercuts	0.4	(6.5)	—	0.9	(5.7)	0.4
Signature Style	(1.1)	5.4	(0.4)	1.0	(3.8)	0.4
Total, excluding TBG mall locations	—%	(0.5)%	—%	NA	NA	NA
TBG mall locations	(2.5)	(25.5)	(5.6)	NA	NA	NA
Total	(0.3)%	(3.4)%	(0.7)%	0.9%	(0.3)%	0.7%

	For the Twelve Months Ended
	June 30, 2019			June 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	1.9%	(1.2)%	1.0%	(0.5)%	0.6%	(0.2)%
Supercuts	0.3	(6.3)	(0.2)	2.5	(5.4)	1.9
Signature Style	(0.7)	(1.9)	(0.8)	1.0	(2.6)	0.5
Total, excluding TBG mall locations	0.3%	(2.4)%	(0.1)%	NA	NA	NA
TBG mall locations	(3.1)	(12.1)	(4.5)	NA	NA	NA
Total	—%	(3.4)%	(0.5)%	1.3%	(1.4)%	0.9%
____________________________________
(1) System-wide same-store sales are calculated as the total change in sales for system-wide company-owned and franchise locations for more than one year (including TBG mall locations in 2019) that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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FRANCHISE SAME-STORE SALES (1):

	For the Three Months Ended
	June 30, 2019			June 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(2.2)%	(19.1)%	(6.7)%	3.0%	(15.5)%	(1.1)%
Supercuts	1.6	(8.2)	1.0	0.9	(5.7)	0.5
Signature Style	0.5	(4.2)	(0.1)	2.2	(3.2)	1.4
Total, excluding TBG mall locations	1.0%	(9.2)%	0.1%	NA	NA	NA
TBG mall locations	(2.5)	(25.5)	(5.6)	NA	NA	NA
Total	0.2%	(14.1)%	(1.3)%	1.3%	(4.6)%	0.8%

	For the Twelve Months Ended
	June 30, 2019			June 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(0.9)%	(17.7)%	(5.6)%	(0.7)%	(14.3)%	(2.7)%
Supercuts	1.3	(6.9)	0.8	2.7	(6.1)	2.1
Signature Style	0.8	(4.5)	0.1	2.6	(1.3)	2.0
Total, excluding TBG mall locations	1.1%	(7.5)%	0.3%	NA	NA	NA
TBG mall locations	(3.1)	(12.1)	(4.5)	NA	NA	NA
Total	0.2%	(8.9)%	(0.7)%	2.6%	(3.8)%	2.1%
(1) Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG is not included in 2018 same-store sales as it was not a franchise location in the previous year.

COMPANY-OWNED SAME-STORE SALES (2):

	For the Three Months Ended
	June 30, 2019			June 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	1.4%	1.1%	1.3%	0.8%	4.2%	1.8%
Supercuts	(3.3)	(2.9)	(3.3)	0.7	(5.7)	0.2
Signature Style	(2.0)	13.1	(0.5)	0.4	(4.3)	—
Total	(0.9)%	3.2%	(0.1)%	0.6%	1.0%	0.7%

	For the Twelve Months Ended
	June 30, 2019			June 30, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	2.1%	0.1%	1.5%	(0.5)%	0.6%	0.2%
Supercuts	(2.0)	(5.4)	(2.3)	2.3	(4.6)	1.7
Signature Style	(1.5)	0.1	(1.3)	0.2	(3.5)	(0.2)
Total	(0.3)%	(0.5)%	(0.4)%	0.5%	(0.8)%	0.3%
____________________________________

(2) Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

REGIS CORPORATION (NYSE: RGS)
System-wide location counts

	June 30, 2019	June 30, 2018

FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	615	561
Supercuts	2,340	1,739
Signature Style	766	745
Total franchise locations, excluding TBG mall locations	3,721	3,045
Total North American TBG mall locations (1)	—	807
Total North American Salons	3,721	3,852
Total International Salons (1)	230	262
Total Franchise Salons (2)	3,951	4,114
as a percent of total Company-owned and Franchise salons	56.0%	50.9%

COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,550	1,660
Supercuts	403	928
Signature Style	1,155	1,378
Total Company-owned Salons	3,108	3,966
as a percent of total Company-owned and Franchise salons	44.0%	49.1%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	86	88

Grand Total, System-wide	7,145	8,168

____________________________________
(1) Canadian and Puerto Rican salons are included in the North American salon totals.
(2) As of June 27, 2019, TBG North American mall locations operate under a license agreement so they are excluded from salon count.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and twelve months ended June 30, 2019 and 2018:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	SmartStyle restructuring discounting and costs.

•	Employee litigation reserve.

•	Executive transition costs

•	Professional fees.

•	Severance expense.

•	Gain on life insurance proceeds.

•	Legal fees.

•	Goodwill derecognition.

•	Impact of tax reform.

•	TBG restructuring.

•	TBG discontinued operations.

•	Debt refinancing.

The non-GAAP tax provision adjustments related to the amounts excluded from our non-GAAP results are due to the change in non-GAAP taxable income as compared to U.S. GAAP taxable income or loss, resulting from the non-GAAP reconciling items addressed herein. The non-GAAP tax provision adjustments are made to reflect the year-to-date non-GAAP tax rate for each period. The non-GAAP weighted average shares adjustments are due to the change in non-GAAP net income as compared to the U.S. GAAP net income or loss, resulting from the non-GAAP reconciling items addressed herein. Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which may include the dilutive effect of common stock.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP operating income and net income (loss) to equivalent non-GAAP measures
		Three Months Ended June 30,		Twelve Months Ended June 30,
	U.S. GAAP financial line item	2019	2018	2019	2018
U.S. GAAP revenue		$248,190	$300,383	$1,069,039	$1,235,479

Non-GAAP revenue adjustments
SmartStyle restructuring discounting	Product Sales	—	—	—	(2,061)
Non-GAAP revenue		$248,190	$300,383	$1,069,039	$1,233,418

U.S. GAAP operating income		$(1,835)	$13,401	$(22,119)	$(5,139)

Non-GAAP revenue adjustments		—	—	—	(2,061)

Non-GAAP operating expense adjustments (1)
SmartStyle restructuring discounting	Cost of Service	—	636	—	826
SmartStyle restructuring and discounting costs	Cost of Product	—	1	—	2,993
SmartStyle restructuring discounting	Site operating expenses	—	48	—	534
Employee litigation reserve	Site operating expenses	2,000	—	2,000	—
SmartStyle restructuring costs	General and administrative	—	469	—	1,803
Severance	General and administrative	118	(176)	3,423	2,652
Professional fees	General and administrative	258	80	5,887	1,707
Executive transition costs	General and administrative	—	—	—	564
Gain on life insurance proceeds	General and administrative	—	—	—	(7,986)
Legal fees	General and administrative	1,300	—	1,739	—
SmartStyle restructuring costs	Rent	—	—	—	23,999
SmartStyle restructuring costs	Depreciation and amortization	—	218	—	13,140
TBG restructuring costs	TBG restructuring	1,105	—	21,815	—
Total non-GAAP operating expense adjustments		4,781	1,276	34,864	40,232

Non-GAAP operating income (1)		$2,946	$14,677	$12,745	$33,032

U.S. GAAP net income (loss)		$(5,396)	$3,287	$(14,226)	$6,436

Non-GAAP net income adjustments:
Non-GAAP revenue adjustments		—	—	—	(2,061)
Non-GAAP operating adjustments		4,781	1,276	34,864	40,232
Debt refinancing	Interest expense	—	—	—	2,957
Goodwill derecognition	Interest income and other, net	33,527	2,185	67,055	3,899
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(8,429)	(761)	(22,422)	(10,833)
Impact of tax reform	Income taxes	—	769	—	(71,102)
Discontinued operations, net of income tax	Loss from discontinued operations, net of tax	131	2,212	(5,896)	53,185
Total non-GAAP net income adjustments		$30,010	$5,681	$73,601	$16,277
Non-GAAP net income		$24,614	$8,968	$59,375	$22,713
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended June 30, 2019, and 2018, were 1.2% and 4.9%, respectively, and were 1.2% and 2.7% for the twelve months ended June 30, 2019 and 2018, respectively, and are calculated as non-GAAP operating income divided by non-GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and twelve months ended June 30, 2019, and 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018, were not tax effected as a result of the valuation allowance.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)

Reconciliation of U.S. GAAP net income (loss) per diluted share to non-GAAP net income per diluted share
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
U.S. GAAP net income (loss) per diluted share	$(0.140)	$0.070	$(0.340)	$0.137
SmartStyle restructuring and discounting costs (1) (2)	—	0.023	—	0.692
Employee litigation reserve	0.039	—	0.036	—
Severance (1) (2)	0.002	(0.003)	0.062	0.047
Professional fees (1) (2)	0.005	0.001	0.106	0.032
Executive transition costs (1) (2)	—	—	—	0.011
Gain on life insurance proceeds (1) (2)	—	—	—	(0.170)
Legal fees (1) (2)	0.026	—	0.031	—
Debt refinancing (1) (2)	—	—	—	0.049
Goodwill derecognition (1) (2)	0.659	0.037	1.212	0.066
Impact of tax reform	—	0.016	—	(1.512)
TBG restructuring	0.022	—	0.394	—
Discontinued operations, net of tax (2)	0.003	0.047	(0.137)	1.131
Impact of change in weighted average shares (2)	0.004	—	0.011	—
Non-GAAP net income per diluted share (2) (3)	$0.620	$0.192	$1.375	$0.483

U.S. GAAP Weighted average shares - basic	38,618	46,014	41,829	46,517
U.S. GAAP Weighted average shares - diluted	38,618	46,633	41,829	47,035
Non-GAAP Weighted average shares - diluted (2)	39,692	46,633	43,171	47,035
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and twelve months ended June 30, 2019, and 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance.

(2)
Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three months and twelve months ended June 30, 2019 included additional shares for common stock equivalents of 1.1 million and 1.3 million, respectively. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

(3)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and twelve months ended June 30, 2019 and 2018, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the debt refinancing, income tax provision adjustments associated with the above items, impact of tax reform and the SmartStyle restructuring costs included within depreciation and amortization are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended June 30, 2019
	Company-owned (1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$13,477	$9,362	$(28,235)	$(5,396)
Interest expense, as reported	—	—	1,363	1,363
Income taxes, as reported	—	—	(5,133)	(5,133)
Depreciation and amortization, as reported	6,959	149	3,008	10,116
EBITDA (as defined above)	$20,436	$9,511	$(28,997)	$950

Employee litigation reserve	2,000	—	—	2,000
Severance	—	—	118	118
Professional fees	—	—	258	258
Legal fees	—	—	1,300	1,300
Goodwill derecognition	—	—	33,527	33,527
TBG restructuring	—	1,106	—	1,106
Discontinued operations, net of tax	—	—	131	131
Adjusted EBITDA, non-GAAP financial measure	$22,436	$10,617	$6,337	$39,390

	Three Months Ended June 30, 2018
	Company-owned (1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$27,866	$10,168	$(34,747)	$3,287
Interest expense, as reported	—	—	1,090	1,090
Income taxes, as reported	—	—	8,063	8,063
Depreciation and amortization, as reported	9,284	90	2,067	11,441
EBITDA (as defined above)	$37,150	$10,258	$(23,527)	$23,881

SmartStyle restructuring discounting and costs, net	1,154	—	—	1,154
Severance	—	—	(176)	(176)
Professional fees	—	—	80	80
Goodwill derecognition	—	—	2,185	2,185
Discontinued operations, net of tax	—	—	2,211	2,211
Adjusted EBITDA, non-GAAP financial measure	$38,304	$10,258	$(19,227)	$29,335
____________________________________
Notes:

(1)
Company-owned adjusted EBITDA margin for the three months ended June 30, 2019, and 2018, were 10.7% and 14.5%, respectively, and are calculated as company-owned adjusted EBITDA (as defined above) divided by company-owned adjusted revenue for each respective period.

(2)
Franchise adjusted EBITDA margin for the three months ended June 30, 2019 and 2018, were 27.9% and 27.9%, respectively and are calculated as franchise adjusted EBITDA (as defined above) divided by franchise adjusted revenue for each respective period.

(3)
Consolidated EBITDA margins for the three months ended June 30, 2019, and 2018, were 0.4% and 8.0%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the three months ended June 30, 2019, and 2018, were 15.9% and 9.8%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

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	Twelve Months Ended June 30, 2019
	Company-owned (1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$58,321	$16,142	$(88,689)	$(14,226)
Interest expense, as reported	—	—	4,795	4,795
Income taxes, as reported	—	—	(2,145)	(2,145)
Depreciation and amortization, as reported	28,263	762	8,823	37,848
EBITDA (as defined above)	$86,584	$16,904	$(77,216)	$26,272

Employee litigation reserve	2,000	—	—	2,000
Severance	—	—	3,423	3,423
Professional fees	—	—	5,887	5,887
Legal fees	—	—	1,739	1,739
Goodwill derecognition	—	—	67,055	67,055
TBG restructuring	—	21,815	—	21,815
Discontinued operations, net of tax	—	—	(5,896)	(5,896)
Adjusted EBITDA, non-GAAP financial measure	$88,584	$38,719	$(5,008)	$122,295

	Twelve Months Ended June 30, 2018
	Company-owned (1)	Franchise (2)	Corporate	Consolidated (3)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$50,516	$35,637	$(79,717)	6,436
Interest expense, as reported	—	—	10,492	10,492
Income taxes, as reported	—	—	(69,812)	(69,812)
Depreciation and amortization, as reported	48,508	365	9,332	58,205
EBITDA (as defined above)	$99,024	$36,002	$(129,705)	$5,321

SmartStyle restructuring discounting and costs, net	28,057	—	37	28,094
Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Severance	—	—	2,652	2,652
Professional fees	—	—	1,707	1,707
Executive transition costs	—	—	564	564
Goodwill derecognition	—	—	3,899	3,899
Discontinued operations, net of tax	—	—	53,185	53,185
Adjusted EBITDA, non-GAAP financial measure	$127,081	$36,002	$(75,647)	$87,436

____________________________________
Notes:

(1)
Company-owned adjusted EBITDA margin for the twelve months ended June 30, 2019, and 2018, were 9.7% and 11.5%, respectively, and are calculated as company-owned adjusted EBITDA (as defined above) divided by company-owned adjusted revenue for each respective period.

(2)
Franchise adjusted EBITDA margin for the twelve months ended June 30, 2019 and 2018, were 25.2% and 27.5%, respectively and are calculated as franchise adjusted EBITDA (as defined above) divided by franchise adjusted revenue for each respective period.

(3)
Consolidated EBITDA margins for the twelve months ended June 30, 2019, and 2018, were 2.5% and 0.4%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margin for the twelve months ended June 30, 2019, and 2018, were 11.4% and 7.1%, respectively, and are calculated as consolidated adjusted EBITDA (as defined above) divided by consolidated adjusted revenue for each respective period.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change
(unaudited)

CONSOLIDATED REVENUE	Three Months Ended June 30,		Twelve Months Ended June 30,
Factor	2019	2018	2019	2018
Revenue decline, as reported (U.S. GAAP)	(17.4)%	(8.2)%	(13.5)%	(4.4)%
Closed salons	1.7	5.7	4.3	3.9
Salons sold to franchisees	14.0	5.1	9.1	2.8
New company-owned stores	(0.3)	—	(0.1)	(0.2)
Franchise product and royalties and fees	1.4	0.4	(0.2)	—
Franchise same-stores sales (1)	—	—	—	—
TBG product, royalties and fees	2.3	(2.2)	0.1	(1.6)
Advertising fund	(2.4)	(0.1)	(0.6)	—
Foreign currency	0.3	(0.3)	0.3	(0.3)
Other	0.3	0.3	0.2	0.3
Company-owned same-store sales	(0.1)%	0.7%	(0.4)%	0.5%
(1) Franchise same-store sales increase (decrease) franchise royalties. As we transition to the asset-light franchise platform, franchise same-store sales will become more significant to consolidated revenues.

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